Exhibit 99.1

August 14, 2002

Via Electronic Submission

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:	Lexar Media, Inc. (File No. 000-31103)
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350

Ladies and Gentlemen:

Lexar Media, Inc. has today transmitted for filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), its quarterly report on Form 10-Q for the quarterly period ended June 30, 2002 (the “Form 10-Q”). The following certifications are hereby made pursuant to Section 1350 of Chapter 63, Title 18 of the United States Code (and only insofar as required by such Section and not as part of the Form 10-Q or as part of any prospectus, proxy statement or other disclosure document into which the Form 10-Q may be incorporated by reference):

Certification

I, Eric B. Stang, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

By:	/s/ ERIC B. STANG
Eric B. Stang President and Chief Executive Officer, Lexar Media, Inc.

I, Michael J. Perez, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

By:	/s/ MICHAEL J. PEREZ
Michael J. Perez Vice President and Chief Financial Officer, Lexar Media, Inc.